Exhibit 10.1

Execution Version

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT (this “Agreement”) between Hall Chadwick Capital LLC, a Cayman Islands limited liability company (the “Sponsor”), Hall Chadwick Acquisition Corp, a Cayman Islands exempted company limited by shares, with registration number 421976 (“Hall Chadwick”), and REEcycle Holdings, Inc., a Delaware corporation (the “Company”) is dated May 31, 2026 (the “Signing Date”).

BACKGROUND

A. On the Signing Date, the Company, HCAC Star Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Hall Chadwick are entering into a Business Combination Agreement (as amended, supplemented, restated or otherwise modified from time to time, the “BCA”), under which, as of the Effective Time, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Hall Chadwick. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the BCA;

B. The Sponsor is currently the holder of record and the “beneficial owner” (within the meaning Rule 13d-3 under the Exchange Act) of 380,000 Hall Chadwick Class A Ordinary Shares and 7,883,293 shares of Hall Chadwick Class B Ordinary Shares (the “Sponsor Shares”) and 380,000 Cayman HCAC Rights (the “Sponsor Rights”); and

C. As a condition and inducement to the willingness of Hall Chadwick and the Company to enter into the BCA and to complete the contemplated transactions, Hall Chadwick, the Company and the Sponsor are entering into this Agreement.

D. In consideration of the foregoing and the mutual covenants and agreements set forth in this Agreement and the BCA, the receipt and sufficiency of which are acknowledged, and intending to be legally bound, the Sponsor, Hall Chadwick and the Company agree as follows:

AGREEMENT

1. Voting Agreement. The Sponsor agrees that, at the Hall Chadwick Stockholders’ Meeting, at any other meeting of the stockholders of Hall Chadwick (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement) and in connection with any written consent of the stockholders of Hall Chadwick or in any circumstances upon which a vote, consent or other approval with respect to the BCA, the Merger or any other transactions contemplated by the BCA is sought, the Sponsor shall:

a. when such meeting is held, appear at such meeting or otherwise cause the Sponsor Shares to be counted as present for the purpose of establishing a quorum;

b. vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Sponsor Shares:

i. in favor of the approval and adoption of the BCA and approval of the Merger and all other transactions contemplated by the BCA or, if there are insufficient votes in favor of granting the approval and adoption of the BCA, the Merger and other transactions contemplated by the BCA, in favor of the adjournment or postponement of such meeting of the stockholders of Hall Chadwick to a later date;

ii. against any business combination agreement or business combination, merger agreement or merger (other than the BCA and the Merger), scheme of arrangement, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Hall Chadwick or any public offering of equity securities of Hall Chadwick; (iii) against any change in the business, management or board of directors of Hall Chadwick (other than in connection with the HCAC Shareholder Approval); (iv) against any action, agreement or transaction or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Hall Chadwick under the BCA or that would reasonably be expected to result in the failure of the Merger from being consummated; and (v) in favor of each of the proposals and any other matters necessary or reasonably requested by Hall Chadwick for consummation of the Merger and the other transactions contemplated by the BCA; and

c. vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Sponsor Shares against

i. any business combination proposal other than with the Company; (ii) any other proposal, action or agreement, including but not limited to, any amendment of the Organizational Documents of Hall Chadwick or any other proposal or transaction involving Hall Chadwick or any of its Subsidiaries, which amendment, proposal, transaction or action, in each case, would reasonably be expected to (x) impede, interfere with, delay, postpone or attempt to discourage, frustrate the purpose of, result in the termination or failure to consummate of, prevent or nullify any provision of, this Agreement, the BCA or any other obligation or agreement in connection with the BCA or any of the Transactions or adversely affect the Merger or any of the Transactions, or (y) result in a breach in any respect of any covenant, representation or warranty or other obligation or agreement of the Sponsor contained in this Agreement, the BCA or any other obligation or agreement in connection with the BCA or the Transactions; and (iii) change in any manner the voting rights of any class of Hall Chadwick’s share capital.

2. Transfer of Shares. Except as otherwise contemplated by the BCA or this Agreement, the Sponsor agrees that it shall not, directly or indirectly, (a) sell, offer to sell, assign, transfer or otherwise dispose of (including by gift, tender or exchange offer, merger or operation of law), create any lien or pledge, or otherwise encumber, hedge or utilize a derivative to transfer the economic interest in, or enter into any agreement, option or other arrangement (including any profit sharing arrangement) with respect to any of the foregoing, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, with respect to any of the Sponsor Shares to any Person other than pursuant to the Merger or otherwise agree to do any of the foregoing, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Sponsor Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, (c) deposit any Sponsor Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney that is inconsistent with this Agreement or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of Sponsor Shares), or enter into any other agreement, with respect to any Sponsor Shares, (d) enter into any contract, option or other arrangement or undertaking requiring the direct acquisition or sale, assignment, transfer or other disposition of any Sponsor Shares, (e) publicly announce any intention to effect any transaction specified in clauses (a) through (d) (the actions specified in (a) through (d), collectively, a “Transfer”), (f) take any action that would make any representation or warranty of Sponsor in this Agreement untrue or incorrect, or have the effect of preventing or disabling Sponsor from performing its obligations, or (g) commit or agree to take any of the foregoing actions or take any other action or enter into any Contract that would reasonably be expected to make any of Sponsor’s representations or warranties contained in this Agreement untrue or incorrect or would have the effect of preventing or delaying Sponsor from performing any of its obligations. Any action attempted to be taken in violation of the preceding sentences will be null and void. Without limiting the foregoing, and for the avoidance of doubt, (x) the Sponsor may make Transfers of the Sponsor Shares (i) under this Agreement and (ii) upon the consent of the Company and Hall Chadwick, and (y) the Sponsor agrees to comply, during the term of this Agreement, with the provisions of section 8 of that certain letter agreement, dated November 20, 2025, by and among Hall Chadwick, Sponsor, and Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC (the “Letter Agreement”). Sponsor authorizes and requests Hall Chadwick or the Company to notify Hall Chadwick’s transfer agent that there is a stop transfer order with respect to all the Sponsor Shares (and that this Agreement places limits on the voting of the Sponsor Shares). Sponsor agrees with, and covenants to, Hall Chadwick and the Company that Sponsor shall not request that Hall Chadwick register the Transfer (by book-entry or otherwise) of any certificated or uncertificated interest representing any of the Sponsor Shares.

3. No Solicitation of Transactions. The Sponsor agrees not to directly or indirectly, through any officer, director, representative, agent or otherwise, (a) solicit, initiate or knowingly encourage (including by furnishing information) the submission of, or participate in any discussions or negotiations regarding, any transaction in violation of the BCA or (b) participate in any discussions or negotiations regarding, or furnish to any Person or other entity or “group” within the meaning of Section 13(d) of the Exchange Act, any information with the intent to, or otherwise cooperate in any way with respect to, or knowingly assist, participate in, facilitate or encourage, any unsolicited proposal that constitutes, or may reasonably be expected to lead to, a business combination proposal or other transaction in violation of the BCA. Sponsor shall, and shall cause its affiliates and representatives to, immediately cease any and all existing discussions or negotiations with any Person (other than with the Company, its stockholders and their respective affiliates and Representatives) conducted before the Signing Date with respect to, or which is reasonably likely to give rise to or result in, a business combination proposal. If the Sponsor receives any inquiry or proposal with respect to a business combination proposal, then Sponsor shall promptly (and in no event later than twenty-four (24) hours after the Sponsor becomes aware of such inquiry or proposal) notify such Person in writing that Hall Chadwick is subject to an exclusivity agreement with respect to the Merger that prohibits Sponsor from considering such inquiry or proposal.

4. Certain Other Covenants of the Sponsor.

a. Revoke Other Proxies. The Sponsor represents and warrants that any proxies previously given in respect of the Sponsor Shares that may still be in effect are not irrevocable, and such proxies have been or are revoked.

b. Irrevocable Proxy. The Sponsor irrevocably grants to, and appoints, the Company and any individual designated in writing by the Company, and each of them individually, as the Sponsor’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Sponsor, to vote the Sponsor Shares, or grant a written consent or approval in respect of the Sponsor Shares in a manner consistent with this Section 4.b. The Sponsor understands and acknowledges that the Company and Hall Chadwick are entering into the BCA in reliance upon Sponsor’s execution and delivery of this Agreement. The Sponsor affirms that the irrevocable proxy set forth in this Section 4.b is given in connection with the execution of the BCA, and that such irrevocable proxy is given to secure the performance of the duties of the Sponsor under this Agreement. The Sponsor further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. The Sponsor ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue of this Agreement. SUCH IRREVOCABLE PROXY IS EXECUTED AND INTENDED TO BE IRREVOCABLE IN ACCORDANCE WITH THE PROVISIONS OF THE POWERS OF ATTORNEY ACT OF THE CAYMAN ISLANDS (REVISED). The irrevocable proxy shall only terminate upon the termination of this Agreement.

c. No Redemption. The Sponsor irrevocably and unconditionally agrees that, from the Signing Date and until the termination of this Agreement, the Sponsor shall not elect to cause Hall Chadwick to redeem any Sponsor Shares now or at any time legally or beneficially owned by Sponsor, or submit or surrender any of its Sponsor Shares for redemption, in connection with the Transactions or otherwise.

d. New Shares. If (i) any securities of Hall Chadwick are issued or otherwise distributed to the Sponsor under any stock dividend or distribution, or any change in any of the shares of Hall Chadwick or other share capital of Hall Chadwick by reason of any stock split-up, recapitalization, combination, exchange of shares or the like (in all cases in respect of securities of Hall Chadwick), (ii) the Sponsor acquires legal or beneficial ownership of any shares of Hall Chadwick after the Signing Date, or (iii) the Sponsor acquires the right to vote or share in the voting of any share of Hall Chadwick after the Signing Date (together the “New Securities”), the term “Sponsor Shares” shall be deemed to refer to and include such New Securities (including all such stock dividends and distributions and any securities into which or for which any or all of the Sponsor Shares may be changed or exchanged into).

e. Binding Effect of BCA. Sponsor acknowledges that it has read the BCA and this Agreement and has had the opportunity to consult with its tax and legal advisors. The Sponsor shall be bound by and comply with Section 6.15 (Public Announcements) of the BCA (and any relevant definitions contained in any such Sections) as if Sponsor was an original signatory to the BCA with respect to such provisions.

f. Waiver of Anti-Dilution Provision. Sponsor hereby (but subject to the consummation of the Transactions) waives (for itself, for its successors, heirs and assigns), to the fullest extent permitted by law and the memorandum and articles of association of the HCAC (as may be amended from time to time, the “Articles”), any and all anti-dilution rights with respect to the rate that the Hall Chadwick Class B Ordinary Shares held by the Sponsor convert into Hall Chadwick Class A Ordinary Shares in connection with the transactions contemplated by the BCA. The waiver specified in this Section 4(f) shall be applicable only in connection with the Transactions and the transactions contemplated by this Agreement (and any Hall Chadwick Class A Ordinary Shares, shares of Domesticated HCAC Common Stock or equity-linked securities issued in connection with the Transactions and the transactions contemplated by this Agreement) and shall be void and of no force and effect if the BCA shall be terminated for any reason.

5. Representations and Warranties of the Sponsor. The Sponsor represents and warrants to Hall Chadwick and the Company as follows:

a. The Sponsor (i) is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization and has all requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted and contemplated to be conducted; (ii) Sponsor is duly licensed or qualified and in good standing (to the extent such concept is applicable in Sponsor’s jurisdiction of formation) as a foreign or extra-provincial corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing (to the extent such concept is applicable in Sponsor’s jurisdiction of formation), as applicable, except where the failure to be so licensed or qualified or in good standing would not have a material adverse effect on the ability of Sponsor to enter into and perform its obligations under this Agreement and to consummate the contemplated transactions; (iii) has all requisite corporate power and authority and has taken all corporate action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the contemplated transactions, and all corporate actions on the part of Sponsor necessary for the authorization, execution, and delivery of this Agreement and the performance of all its obligations (including any board approval) have been taken; (iv) has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth in this Agreement, in each case, with respect to the Sponsor Shares, (v) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement. This Agreement has been duly executed and delivered by the Sponsor and constitutes a valid and binding agreement of the Sponsor enforceable against the Sponsor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of the Sponsor.

b. The Sponsor is the only record and a beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to, the Sponsor Shares, free and clear of Liens or any other liabilities or restriction (including any restriction on the right to vote, sell or otherwise dispose of the Sponsor Shares (other than transfer restrictions under the Securities Act)), other than as created by this Agreement or Sponsor’s organizational documents or the organizational documents of Hall Chadwick (including, without limitation, any agreement between or among stockholders of Hall Chadwick). Sponsor does not own of record or beneficially any shares or warrants of Hall Chadwick other than the Sponsor Shares and the Sponsor Rights. Sponsor has the sole right to vote the Sponsor Shares, and none of the Sponsor Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Sponsor Shares, except as contemplated by this Agreement.

c. Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, no filings, notifications, notices, submissions, applications, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by the Sponsor from, or to be given by the Sponsor to, or be made by the Sponsor with, any Governmental Authority or any other Person required in connection with the valid execution, delivery and performance by the Sponsor of this Agreement, the consummation of the contemplated transactions or the Merger and the other transactions contemplated by the BCA.

d. The execution, delivery and performance of this Agreement by the Sponsor does not, and the consummation of the contemplated transactions or the Merger and the other transactions contemplated by the BCA will not, constitute or result in (i) a breach or violation of, be in conflict with, or constitute a default under, require any consent under, or give any Person rights of termination, amendment, acceleration (including the acceleration of any obligation of Sponsor) or cancellation under (A) any order, notice or other communication by any Governmental Authority, (B) the memorandum of association and the articles of association or similar governing documents of the Sponsor, (C) any applicable Law, (D) any Contract to which Sponsor is a party or by which its assets are bound, or (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of the Sponsor pursuant to any Contract binding upon the Sponsor or, assuming (solely with respect to performance of this Agreement and the contemplated transactions), compliance with the matters referred to in Section 1, under any applicable Law to which the Sponsor is subject or (iii) any change in the rights or obligations of any party under any contract legally binding upon the Sponsor, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the Sponsor’s ability to perform its obligations or to consummate the contemplated transactions, the consummation of the Merger or the other transactions contemplated by the BCA.

e. As of the Signing Date, there is no action, proceeding or investigation pending against the Sponsor or, to the knowledge of the Sponsor, threatened against the Sponsor that questions the beneficial or record ownership of the Sponsor Shares, the validity of this Agreement or the performance by the Sponsor of its obligations under this Agreement.

f. The Sponsor understands and acknowledges that each of Hall Chadwick and the Company is entering into the BCA in reliance upon the Sponsor’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of the Sponsor contained in this Agreement. Sponsor has received a copy of the BCA and is familiar with the provisions of the BCA. For the avoidance of doubt, by executing this Agreement, Sponsor consents to Hall Chadwick entering into the BCA.

g. The Sponsor is a sophisticated shareholder and has adequate information concerning the business and financial condition of Hall Chadwick and the Company to make an informed decision regarding this Agreement and the transactions contemplated by the BCA and has independently and without reliance upon Hall Chadwick or the Company and based on such information as Sponsor has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Sponsor acknowledges that Hall Chadwick and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Sponsor acknowledges that the agreements contained in this Agreement with respect to the Sponsor Shares held by Sponsor are irrevocable.

h. The Sponsor understands that the securities that the Sponsor will receive in connection with the BCA and the Transactions, including the Domestication and conversion of securities provided for upon the Merger, will be “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Sponsor must hold such consideration indefinitely unless (i) such shares are registered with the SEC and qualified by state authorities, or (ii) an exemption from such registration and qualification requirements is available, and that any certificates or book entries representing the Domesticated HCAC Common Stock shall contain a legend to such effect.

i. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the BCA based upon arrangements made by Sponsor for which Sponsor, Hall Chadwick or any of its Affiliates may become liable.

6. Termination of Sponsor Affiliate Arrangements. Each of the Sponsor and Hall Chadwick agree that each agreement as of the Effective Time between Hall Chadwick (or any of its subsidiaries), on the one hand, and Sponsor or any of Sponsor’s Affiliates (other than Hall Chadwick or any of Hall Chadwick’s subsidiaries), on the other hand (but excluding any agreements with respect to the indemnification of Hall Chadwick’s directors and officers (in each case, solely to the extent acting in his or her capacity as such and to the extent such activities are related to the business of Hall Chadwick and permitted by Law)) (such agreements, together, the “Sponsor Affiliate Agreements”) will be terminated effective as of the Effective Time, and shall be of no further force or effect, without any further action on the part of either of the Sponsor or the Company, and on and from the Effective Time neither Hall Chadwick, the Sponsor, nor any of their respective affiliates or subsidiaries shall have any further rights, duties, liabilities or obligations under any of the Sponsor Affiliate Agreements and each of Sponsor and Hall Chadwick (for and on behalf of its affiliates and subsidiaries) releases in full any and all related claims with effect on and from the Effective Time; provided, however, that any loans made by the Sponsor (or any of its Affiliates) to Hall Chadwick prior to the Effective Time, which shall be due and payable at the Effective Time unless converted at Sponsor’s option pursuant to their terms and the IPO Prospectus, shall not be deemed terminated by this provision, and shall remain outstanding until the repayment is made in conjunction with the Closing or the conversion occurs.

7. Mutual Release.

a. Sponsor Release. Sponsor, on its own behalf and on behalf of each of its Affiliates (other than Hall Chadwick or any of Hall Chadwick’s Subsidiaries) and each of its and their successors, assigns and executors (each, a “Sponsor Releasor”), effective as at the Effective Time, shall be deemed to have, and does, irrevocably, unconditionally, knowingly and voluntarily release, waive, relinquish and forever discharge the Company, Hall Chadwick, their respective subsidiaries (if any) and the Company’s Subsidiaries and its and their respective successors, assigns, heirs, executors, officers, directors, partners, managers and employees (in each case in their capacity as such) (each, a “Sponsor Releasee”), from (i) any and all obligations or duties of the Company, Hall Chadwick or any of their respective Subsidiaries (if any) has prior to or as of the Effective Time to such Sponsor Releasor or (ii) all claims, demands, Liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatever kind or nature, whether known or unknown, which any Sponsor Releasor has prior to or as of the Effective Time, against any Sponsor Releasee arising out of, based upon or resulting from any Contract, transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the Effective Time (except in the event of fraud on the part of a Sponsor Releasee); provided, however, that nothing contained in this Section 7.a shall release, waive, relinquish, discharge or otherwise affect the rights or obligations of any party (i) arising under this Agreement; the BCA or other related agreements or the Organizational Documents of Hall Chadwick, including for any amounts owed pursuant to the terms set forth in this Agreement, (ii) for indemnification or contribution, in any Sponsor Releasor’s capacity as an officer or director of Hall Chadwick, (iii) arising under any then-existing insurance policy of Hall Chadwick, (iv) under a contract and/or Hall Chadwick policy, to reimbursements for reasonable and necessary business expenses incurred and documented before the Effective Time, (v) with respect to the payment of any board advisory fees, as disclosed in the HCAC SEC Reports, including any deferral; or (vi) for any claim for fraud.

b. Company Release. Each of the Company, Hall Chadwick and their respective Subsidiaries (if any) and each of its and their successors, assigns and executors (each, a “Company Releasor”), effective as at the Effective Time, shall be deemed to have, and does, irrevocably, unconditionally, knowingly and voluntarily release, waive, relinquish and forever discharge Sponsor and its respective successors, assigns, heirs, executors, officers, directors, partners, managers and employees (in each case in their capacity as such) (each, a “Company Releasee”), from (i) any and all obligations or duties such Company Releasee has prior to or as of the Effective Time to such Company Releasor, (ii) all claims, demands, Liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatever kind or nature, whether known or unknown, which any Company Releasor has, may have or might have or may assert now or in the future, against any Company Releasee arising out of, based upon or resulting from any

Contract, transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the Effective Time (except in the event of fraud on the part of a Company Releasee); provided, however, that nothing contained in this Section 7.b shall release, waive, relinquish, discharge or otherwise affect the rights or obligations of any party (i) arising under this Agreement or the Transaction Documents, or (ii) for any claim for fraud.

8. Further Assurances. From time to time, at either Hall Chadwick’s or the Company’s request and without further consideration, the Sponsor shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement.

9. Changes in Capital Shares. In the event of a share split, dividend or distribution, or any change in Hall Chadwick’s capital shares by reason of any share split, reverse share split, recapitalization, combination, reclassification, exchange of shares or the like, equitable adjustment shall be made to the provisions of this Agreement as may be required so that the intended rights, privileges, duties and obligations shall be given full effect.

10. Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by the Sponsor, Hall Chadwick and the Company.

11. Waiver. No failure or delay by any party exercising any right, power or privilege shall operate as a waiver nor shall any single or partial exercise preclude any other or further exercise or the exercise of any other right, power or privilege. The rights and remedies of the parties are cumulative and are not exclusive of any rights or remedies which they would otherwise have. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

12. Notices. All notices and other communications shall be in writing and shall be deemed given if delivered personally, by email (with confirmation of receipt) or sent by a nationally recognized overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice made under this Section 12):

if to Hall Chadwick, to:

Hall Chadwick Acquisition Corp.

1 North Bridge Road

#18-06 High Street Centre

Singapore

Attention: Alex Bono

Email: Abono@hallchadwick.com

with a copy to:

Duane Morris LLP

901 New York Avenue N.W., Suite 700 East

Washington, DC 20001

Attention: Andy Tucker

Email: ATucker@duanemorris.com

if to the Sponsor, to:

Hall Chadwick Capital Ltd

1 North Bridge Road

#18-06 High Street Centre

Singapore

Attention: Alex Bono

Email: Abono@hallchadwick.com

with a copy to:

Duane Morris LLP

901 New York Avenue N.W., Suite 700 East

Washington, DC 20001

Attention: Andy Tucker

Email: ATucker@duanemorris.com

if to the Company, to:

REEcycle Holdings, Inc.

8310 Castleford St. Ste 320

Houston, TX 77040

Attention: Mick McMullen

with a copy to:

Perkins Coie LLP

1155 Avenue of the Americas, 22nd Floor

New York, NY 10036

Attn: Elliott Smith; Eitan Hoenig

Email: elliottsmith@perkinscoie.com;

ehoenig@perkinscoie.com

13. Entire Agreement. This Agreement, the Ancillary Documents, and the BCA, including and the documents or instruments referred to in the BCA, and any exhibits and schedules attached to the BCA, constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to this subject matter.

14. No Third-Party Beneficiaries. The Sponsor agrees that its representations, warranties and covenants set forth in this Agreement are solely for the benefit of Hall Chadwick and the Company in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties any rights or remedies, including, without limitation, the right to rely upon the representations and warranties set forth in this Agreement, and the parties further agree that this Agreement may only be enforced against, and any action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the Persons expressly named as parties.

15. Governing Law; Venue; WAIVER OF JURY TRIAL.

a. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed within the State of Delaware, without giving effect to any choice-of-law provisions that would compel the application of the substantive laws of any other jurisdiction.

b. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties (x) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party, and (y) agree not to commence any Action except in the courts described above in Delaware, other than with respect to any appellate court and other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described in this Agreement. Each of the parties further agrees that notice as provided in this Agreement shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law. Each of the parties irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the contemplated transactions, (i) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described in this Agreement for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment before judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the Action in any such court is brought in an inconvenient forum, (B) the venue of such Action is improper or (C) this Agreement, or the subject matter of this Agreement, may not be enforced in or by such courts.

c. EACH OF THE PARTIES WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS. EACH OF THE PARTIES (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.c.

16. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties in whole or in part (whether by operation of Law or otherwise) without the prior written consent of the other party, and any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

17. Specific Performance. Each party acknowledges and agrees that the other parties would be irreparably harmed and would not have any adequate remedy at law if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such parties are entitled at law or in equity.

18. Severability. If any provision of this Agreement or the application becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties.

19. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, it being understood that each party need not sign the same counterpart. This Agreement shall become effective when each party shall have received a counterpart signed by all of the other parties. Signatures delivered electronically or by facsimile shall be deemed to be original signatures.

20. Termination. This Agreement shall terminate upon the earliest of (a) the Closing of the Merger (provided, however, that upon such termination, Section 7 shall survive in accordance with its terms), (b) the termination of the BCA in accordance with its terms, and (c) the time this Agreement is terminated upon the mutual written agreement of Hall Chadwick, the Company and the Sponsor.

The parties have executed this Agreement as of the Signing Date.

HALL CHADWICK:

HALL CHADWICK ACQUISITION CORP.

By:
Name:	Alex Bono
Title:	Chief Executive Officer

SPONSOR:

HALL CHADWICK CAPITAL LLC

By:
Name:	Alex Bono
Title:	Director

[Signature Page to Sponsor Support Agreement]

The parties have executed this Agreement as of the Signing Date.

THE COMPANY:

REECYCLE HOLDINGS, INC.

By:
Name:	Mick McMullen
Title:	Chairman

[Signature Page to Sponsor Support Agreement]